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Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Gucci Group N.V. of our report dated May 27, 2002 relating to the financial statements, which appear in the Fiscal 2001 Annual Report to Shareholders of Gucci Group N.V., which is incorporated in the Gucci Group N.V. Annual Report on Form 20-F for the year ended January 31, 2002. We also consent to the incorporation by reference of our report dated May 27, 2002 relating to the financial statement schedules, which appears on such Annual Report on Form 20-F.

Amsterdam, The Netherlands
January 27, 2003

PricewaterhouseCoopers Accountants N.V.

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  Exhibit 23.1
CONSENT OF INDEPENDENT ACCOUNTANTS